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                                                                   EXHIBIT 10.34

                              SUCCESSION AGREEMENT

         THIS AGREEMENT, made and entered into as of the 1st day of July, 2001, (the "Succession Date"), by and between Tandy Brands Accessories, Inc. ("the Employer"), a Delaware corporation, Chase Texas, N.A., a national banking association (the "Former Trustee"), and Comerica Bank - Texas, a Texas banking corporation (the "Trustee").

         WITNESSETH:

         WHEREAS, the Employer and Former Trustee then known as (Texas Commerce Bank Fort Worth, N.A.) heretofore entered into a certain agreement dated March 8, 1994, evidencing the Trust under Tandy Brands Accessories, Inc. Benefit Restoration Plan (the "Trust"), and

         WHEREAS, the Employer, by action of its Board of Directors, has determined to remove the Former Trustee of said Trust and to appoint Trustee to act as successor Trustee thereof, and

         WHEREAS, the parties hereto are desirous of providing for such succession by the terms of this instrument,

         NOW, THEREFORE, in consideration of the premises, the Employer, the Former Trustee and the Trustee do hereby covenant and agree as follows:

                                       I.

         As of the Succession Date, the Trustee shall be deemed to have succeeded the Former Trustee as the Trustee under said Trust, and the Former Trustee shall thereafter function only as contemplated by this Agreement and/or as it may reasonably determine to be necessary or advisable in order that the Trustee succession contemplated herein may be accomplished in an orderly and expeditious manner.

                                       II.

         As of the Succession Date, the Former Trustee shall transfer and deliver, or arrange for the transfer and delivery of, all assets then held by it or subject or its control under the Trust to the Trustee, provided that the Former Trustee shall be entitled to reserve and hold such assets as it may reasonably deem necessary to provide for any and all expenses and payments then properly chargeable against the trust estate, or for which the trust estate may be liable, or to which the Former Trustee may be entitled by way of fees and expenses. If any assets are so held and prove to be insufficient or excessive for such purposes, the Former Trustee shall be entitled to reimbursement for any deficiency out of the trust estate from the Trustee or shall deliver the excess to the Trustee, as the case may be.


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                                      III.

         The parties recognize that the Former Trustee may, after the Succession Date, continue to receive for an indeterminate period, income or other proceeds of the trust estate, on that portion thereof which the Former Trustee shall have previously transferred and delivered to the Trustee; and it is contemplated that the Former Trustee will effect transfer and delivery for such additional receipts to the Trustee at such time or times, not exceeding thirty (30) days after receipt, as the Former Trustee shall determine to be reasonable.

                                       IV.

         The Former Trustee shall, as promptly as possible after the Succession Date, file with the Employer its customary report and accounting for the period from the close of the last fiscal year; and, for further assurance to the Former Trustee and in aid of its prompt transfer and delivery of the trust estate to the Trustee, the Employer does hereby agree that absent manifest error in such reports and accounts or chargeable fault on the part of the Former Trustee, such reports and accounts will be approved in writing by the Employer within thirty
(30) days after delivery thereof.

                                       V.

         The Trustee shall become responsible for the trust estate, and any future additions thereto, only when, as and if the same shall be received by it. The Trustee shall have no liability whatsoever for the acts or omissions of the Former Trustee.

                                       VI.

         To facilitate the administration of the Trust by the Trustee, the Former Trustee shall, as promptly as possible after the Succession Date, deliver to the Trustee all pertinent records, or copies thereof, of its prior administration.

                                      VII.

         The parties hereto agree to execute and deliver any and all further instruments and to perform any and all further acts which may be necessary or desirable for the accomplishment of the purposes of this Agreement.

                                      VIII.

         By execution of this Agreement, the Trustee signifies its acceptance, as the successor Trustee, of the terms and conditions of the Trust and the Employer does designate the Trustee as the successor Trustee.


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         IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

TANDY BRANDS ACCESSORIES, INC.               CHASE TEXAS, N.A.

By:   /s/ J.S.B. JENKINS                     By:   /s/ [ILLEGIBLE]
     -------------------------------              ------------------------------

Its:  PRESIDENT AND CEO                      Its:  SENIOR VICE PRESIDENT AND
     -------------------------------              ------------------------------
                                                   TRUST OFFICER
                                                  ------------------------------


                                             COMERICA BANK - TEXAS

                                             By:   /s/ CHARLES D. HOLMES
                                                  ------------------------------

                                             Its:  SENIOR VICE PRESIDENT
                                                  ------------------------------


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